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                                 Exhibit 10.1



                 1992 Equity Incentive Stock Plan, as Amended


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                  1992 EQUITY INCENTIVE STOCK PLAN, AS AMENDED

 1. PURPOSE. The purposes of the Comptek Research, Inc., 1992 Equity Incentive Plan (the "Plan"), as amended, are to encourage selected employees of Comptek Research, Inc. (the "Company") and its subsidiaries to acquire proprietary interest in the growth and performance of the Company; to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders; and to strengthen the ability of the Company to attract and retain exceptionally qualified individuals upon whom the sustained progress, growth and profitability of the Company depend. The Plan is intended to replace and supersede the Company's 1982 Stock Option Plan.

 2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

    a. "Award" shall mean any Stock Option, Limited Stock Appreciation Right, Restricted Stock, Performance Award, or Other Award granted under the Plan.

    b. "Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

    c. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    d. "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3.

    e. "Company" shall mean Comptek Research, Inc., a New York corporation.

    f. "Fair Market Value" of a share of common stock shall be (i) the closing sale price of a share of common stock as reported on the principal securities exchange on which shares of common stock are then listed or admitted to trading on the day as of which such determination of Fair Market Value is to be made, or if no trading shall have occurred on such day, then on the latest preceding day on which trading shall have occurred or (ii) if not so traded, the average of the closing bid and ask prices as reported on the National Association of Securities Dealers Automated Quotation System or if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc., selected by the Committee, on the day as of which such determination of Fair Market Value is to be made, or if no sales shall have occurred on such day, then on the latest preceding day on which sales shall have occurred. In the event that the price of a share of common stock shall not be reported in any manner described in the preceding sentence, the Fair Market Value of a share of common stock shall be determined by the Committee in its absolute discretion.

    g. "Incentive Stock Option" shall mean an option granted under Section 7 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

    h. "Limited Stock Appreciation Right" shall mean any right granted in conjunction with an Option subject to the conditions pursuant to Section 10 of the Plan.

    i. "Non-Qualified Stock Option" shall mean an option granted under Section 7 of the Plan that is not intended to be an Incentive Stock Option.

    j. "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

    k. "Participant" shall mean those officers and other key employees designated to be granted an Award under the Plan.

    l. "Performance Award" shall mean any right granted under Section 9 of the Plan.

    m. "Prior Plan" shall mean the Company's 1982 Stock Option Plan, as amended.

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    n. "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

    o. "Restricted Stock" shall mean any Share granted under Section 8 of the Plan that is denominated in Shares.

    p. "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

    q. "Section 16 Participant" shall mean a person who is an officer of the Company within the meaning of Rule 16a-1(f) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

    r. "Shares" shall mean the common shares of the Company, $0.02 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
       Section 17 of the Plan.

 3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). No member of the Committee shall be an employee of the Company or shall have been eligible within a one-year period prior to his appointment to receive an Award under the Plan.

    The Committee shall have full and final authority in its discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the employees to whom Awards shall be made under the Plan; to determine the type of Award to be made and the amount, size, and terms of each such Award; to determine the time when Awards will be granted; and to make all other determinations necessary or advisable for the administration of this Plan.

 4. SHARES SUBJECT TO PLAN. The Shares that may be issued under the Plan pursuant to Section 6 shall not exceed 948,000 in the aggregate shares of the Company's common stock which number shall include the number of shares which may be used upon the exercise of Options under the Prior Plan. Such Shares may be authorized and unissued shares or treasury shares. Except as otherwise provided herein, any shares subject to an option or right which for any reason expires or is terminated unexercised as to such shares shall again be available under the Plan. The grant of a cash bonus or loan shall not reduce the number of shares subject to the Plan.

 5. PARTICIPANTS. Persons eligible to participate shall be limited to those officers and other key employees of the Company and its subsidiaries who, in the opinion of the Committee, are in positions in which their decisions, actions, and counsel significantly impact upon the growth and financial success of the Company (the "Participant"). Directors of the Company who are not otherwise officers or employees of the Company shall not be eligible to participate in the Plan.

 6. AWARDS UNDER THE PLAN. Awards under the Plan may be in the form of Stock Options, both Non-Qualified Stock Options (NQSOs) and Incentive Stock Options (ISOs) under Section 422 of the Code or any amendment thereof or substitute therefor, Restricted Stock, Limited Stock Appreciation Rights (LSARs), and Performance Awards, or such other forms as the Committee may in its discretion deem appropriate, including any combination of the above.

 7. STOCK OPTIONS. Options shall be evidenced by Stock Option Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

    a. Option Price. The Option exercise price for each share of stock shall be equal to 100% of the Fair Market Value of a share of stock or such higher price as may be determined by the board in respect to any Option.

    b. Exercise of Option. Each Option Agreement shall state the period of periods of time, as may be determined by the Committee, within which the Option may be exercised by the Participant, in whole or in part, provided that the Option may not be exercised earlier than twelve months after the date of the grant of the Option nor later than ten years after the date of the grant of the Option. The

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       Committee shall have the power to permit in its discretion an acceleration of the previously determined exercise terms, subject to the terms of this Plan, under such circumstances and upon such terms and conditions as it deems appropriate.

    c. Payment for Shares. Stock purchased pursuant to an Option Agreement shall be paid for in full at the time of purchase, either in the form of cash, common stock of the Company at Fair Market Value, or in a combination thereof, as the Committee may determine.

    d. Termination of Employment.

       i. In the event that the Participant shall quit the employ of the Company or its subsidiaries for any reason, or shall cease to be employed by the Company or its subsidiaries for any reason other than death, retirement, disability, or discharge without cause, the option period of any unexercised portion of the Option granted to the Participant pursuant to this Option and Agreement shall terminate upon the termination of the Participant's employment.

       ii. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of retirement because of age, the Participant shall have the right to exercise the Option (to the extent exercisable and not previously exercised) within three (3) months after such termination of employment. Option installments accumulating during such three (3) month period shall also be exercisable. "Retirement" as referred to herein shall be deemed to mean the termination of the Participant's employment by the Company or its subsidiaries by reason of his attainment of such age as may have been determined by the employment policies or any pension plan of the Company or subsidiary employer to be normal retirement age.

       iii. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of disability (within the meaning of Section 105(d)(4) or successor Section of the Code), the Participant shall have the right to exercise the Option (to the extent exercisable and not previously exercised) within one (1) year after such termination of employment.

       iv. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of Participant's death or in the event of the death of the Participant within a period of three
            (3) months after the termination of his employment with the Company or its subsidiaries and at a time when an unexercised Option theretofore granted to him has not terminated or expired, the Option may be exercised (to the extent exercisable and not previously exercised) within six (6) months after the Participant's death, by the executors or administrators of the Participant or by any person or persons who shall ave acquired the Option directly from the Participant by bequest or inheritance.

       v. In the event that the Participant shall cease to be employed by the Company or its subsidiaries by reason of discharge without cause, the Participant shall have the right to exercise the option (to the extent exercisable and not previously exercised) within three (3) months after such termination of employment. The phrase "discharge without cause," as hereinabove used, means the discharge of the Participant by the Company or subsidiary employer for reasons other than: Intemperate use of alcohol or addictive drugs, or conviction of a felony, or conviction for a misdemeanor other than under the vehicle and traffic laws, or substantial evidence of dishonesty in relation to the property, funds, or affairs of the Company or any subsidiary or any other employee thereof or any person dealing therewith.

    e. Individual Limitations.

       i. Notwithstanding anything herein to the contrary, the aggregate Fair Market Value (determined as of the time the Option is granted) of the stock that may become first exercisable in any calendar year with an ISO shall not exceed $100,000.

       ii. Notwithstanding anything herein to the contrary, no ISO shall be granted to any individual if at the time the Option is to be granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company unless at the time such Option is granted, the Option price is at least 110 percent of the Fair Market Value of the stock subject to

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            Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

      iii. Notwithstanding anything herein to the contrary, the maximum number of Shares for which Options or LSARs may be issued to any individual in any one year period shall not exceed 125,000.

    f. Option Reload. The Committee may with the grant of any Option provide that upon payment of the exercise price with shares of common stock that the Participant shall receive an additional number of Options of the same nature (i.e., ISOs or NonQualified Stock Options) equal to the number of shares of common stock surrendered in payment (provided the aggregate Plan limits shall not be exceeded). Such additional Options shall be exercisable at the current Fair Market Value of the common stock on the date of grant hereunder and subject to such other terms as the Committee shall establish.

    g. Other Terms. Each ISO agreement shall contain such other terms, conditions and provisions as the Committee my determine to be necessary or desirable in order to qualify such Option as a tax-favored Option within the meaning of Section 422 of the Code, or any amendment thereof, substitute therefor, or regulation thereunder. Subject to the limitations of Section 19, and without limiting any other provisions hereof, the Committee shall have the power without further approval to amend the terms of any Option.

 8. RESTRICTED STOCK. Restricted Stock Awards under the Plan shall be in the form of Shares of common stock of the Company, restricted as to transfer and subject to forfeiture, and shall be evidenced by Restricted Stock Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

    a. Award. The Committee shall determine the amount of a Restricted Stock Award to be granted to an eligible employee based on the Participant's salary, job performance, and other factors deemed by the Committee to be appropriate.

    b. Restriction Period. Restricted Stock Awards made pursuant to this Plan shall be subject to such terms, conditions, and restrictions, including without limitation substantial risks of forfeiture and/or attainment of performance objectives, and for such period or periods as shall be determined by the Committee at the time of grant. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the award to any Participant.

    c. Restrictions Upon Transfer. Shares awarded, and the right to vote such Shares and receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares.

    d. Certificates. Each certificate issued with respect to the Restricted Stock Shares awarded to the Participant shall bear a legend stating, but not limited to, the restricted period, the manner in which restrictions will lapse, and the rights of the holder during the restricted period.

    e. Lapse of Restrictions. The Award Agreement shall specify the terms and conditions upon which any restrictions on the right to receive Shares representing Restricted Stock awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, Shares of common stock free of any restrictive legend shall be issued to the Participant of his legal representative.

    f. Termination Prior to Lapse of Restrictions. In the event of a Participant's termination of employment for any reason prior to the lapse of restrictions applicable to a Restricted Stock Award made to such Participant, all rights to Shares as to which there still remain unlapsed restrictions shall be forfeited by such Participant to the Company without payment or any consideration by the Company, and neither the Participant nor any successors, heirs, assigns, or personal representatives of such Participant shall thereafter have any further rights or interest in such Shares.

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 9. PERFORMANCE AWARDS.  Performance Awards under the Plan shall be evidenced by
    Performance Award Agreements in such form and not inconsistent with this Plan as the Committee shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

    a. Performance Period. At the time the Award, the Committee shall establish with respect to each Award a performance period over which the Award may be earned.

    b. Award. The Committee shall determine the amount and conditions under which a Performance Award will be granted to an eligible employee, including without limitation, the requirement that the Participant or the Company attain specific performance objectives for such period as shall be determined by the Committee at the time of grant. In determining the amount of the contingent Performance Award, the Committee shall take into account the financial objectives of the Company, including but not limited to sales and earnings, as well as the Participant's responsibility level, performance, potential, and other considerations as it deems appropriate.

    c. Form. The Committee shall determine whether Performance Awards earned will be in the form of Shares of stock ("Performance Shares") or cash prior to the beginning of each Performance Period. A Participant may by irrevocable notice filed with the Company at least six months prior to completion of the performance period elect to have any anticipated award amount to be paid in cash paid in Shares of stock in lieu of cash.

    d. Payment of Award. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance targets have been attained for such period as well as the other terms established by the Committee. Payment in cash or Performance Shares as determined by the Committee or as elected by the Participant, as the case may be, shall be made as promptly as practical following the end of the Performance Period. The Committee may in the connection with the payment of an Award in the form of Performance Shares grant to a Participant a cash bonus equal to the federal and state income tax liability anticipated to be incurred by such Participant upon receipt of Performance Shares.

    e. Adjustments. At any time prior to the payment of the Awards, the Committee may adjust previously established performance targets and other terms and conditions, including the Company's financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practice, mergers, acquisitions or divestitures or extraordinary, unusual, or nonrecurring items or events.

    f. Termination Prior to Award Being Fully Earned. A Performance Award granted to an employee shall terminate for all purposes if the Participant is not in the continuous employ of the Company at all times during the Performance Period, except in the case of death, disability, or retirement. A Participant or the Participant's estate whose employment was terminated due to death, disability or retirement shall be eligible to receive a pro rata portion of the payment of his Award based upon the portion of the Performance Period during which the Participant was employed, as the Committee shall determine in each case.

10. LIMITED STOCK APPRECIATION RIGHTS.

    a. The Committee is authorized, in its discretion, to grant LSARs with respect to all or any portion of the Shares covered by stock options granted hereunder to officers of the Company, simultaneously with the grant of, or at any time during the term of, Non-Qualified Options or simultaneously with the grant of ISOs. The grant of the LSAR will not be effective until six months after the date of its grant. Those Options with respect to which an LSAR has been granted and become effective shall become immediately exercisable upon the occurrence of any of the following events (each, a "Triggering Event"): (i) the consummation by the Company of a reorganization, merger, or consolidation after approval of any such transaction by shareholders, other than Section 16 Participants, holding at least the minimum number of shares necessary to approve such transaction under the Company's Articles of Incorporation and applicable law, (ii) the consummation by the Company of a sale of substantially all its assets after approval of any such transaction by shareholders, other than Section 16 Participants, holding at least the minimum number of shares necessary to approve such transactions under the

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       Company's Articles of Incorporation and applicable law, or (iii) the acquisition by a single purchaser or group of related purchasers of in excess of 51% of the issued and outstanding shares of common stock from shareholders of the Company other than Section 16 Participants, in any case other than in a transaction in which the surviving corporation or the purchaser is the Company or a subsidiary of the Company (other than a transaction in which the surviving corporation or the purchaser is the Company or a subsidiary of the Company but the capital stock of the Company or a subsidiary of the Company is converted into capital stock of any entity other than the Company or any such subsidiary) or an entity controlled by Section 16 Participants.

    b. The LSARs shall provide that upon the occurrence of any Triggering Event, the Participant shall receive from the Company, for each LSAR, an amount in cash equal to the amount by which the option exercise price per Share of the Option to which the LSAR relates exceeds the Fair Market Value of the Shares issuable upon exercise of such Option on the date such Triggering Event occurs. When a Triggering Event occurs, the Option to which the LSAR relates will cease to be exercisable, but will be deemed to have been exercised for purposes of determining the number of Shares for which Options may be granted hereunder.

    c. An LSAR shall be expressly subject to the following additional requirements: (i) the LSAR shall expire no later than the expiration of the underlying Option; (ii) the LSAR shall be transferable only when the underlying Option is transferable, and under the same conditions; and
       (iii) a Triggering Event shall be deemed to have occurred only when the Fair Market Value of the Shares subject to the underlying Option exceeds the exercise price of such option.

11. ACCELERATION OF VESTING. Notwithstanding the provisions of Section 7 hereof and the terms of each Stock Option Agreement, upon he occurrence of any Triggering Event (as defined in Section 10 hereof) all Options, Restricted Stock, Performance Awards, and other applicable awards granted under the Plan, then unexercised and unexpired, shall become immediately vested and/or payable in cash for the period of their remaining terms automatically and without any action by the Committee.

12. LOANS. The Committee may grant to a Participant a loan not to exceed the principal amount of $30,000 for the purpose of paying federal or state tax liability anticipated to be incurred by such Participant upon the exercise of an Option or receipt of Performance Shares. Such loan shall be subject to such conditions as the Committee shall determine at the time of grant thereof, including without limitation, interest and repayment terms.

13. GENERAL RESTRICTIONS. The Plan and each Award under the Plan shall be subject to he requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of common stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an Agreement by the recipient of an Award with respect to the disposition of Shares of common stock, is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of Shares of common stock thereunder, such Plan will not be effective and the Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

14. RIGHTS OF A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until legended certificates for Shares of common stock are issued.

15. RIGHTS TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.

16. WITHHOLDING OF TAXES. Whenever the Company proposes or is required to issue or transfer Shares of common stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Withholding requirements may be satisfied by cash payments or at the election of a Plan Participant by having the Company withhold a portion of the Shares to be received having a value equal to the amount to be withheld (or such portion

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    thereof as the Participant may elect). Any election to have Shares withheld under this Section shall be subject to the following restrictions in accordance with Section 16(b) of the Securities Exchange Act of 1934, as amended:

    a. The election shall be made at the time of grant and shall be irrevocable;

    b. the election shall be subject, in whole or in part, to the approval of the Committee and to such rules as it may adopt; and

    c. the Option that may be part of the transaction must not be exercised within six months following the election.

       Whenever payments under the Plan are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state, and/or local withholding tax requirements.

17. NON-ASSIGNABILITY. No Award under the Plan shall be assignable or transferable by the recipient thereof except by will or by the laws of descent and distribution or by such other means as the Committee may approve from time to time. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

18. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount, and timing of such Awards, the terms and provisions of such Awards and the Agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

19. ADJUSTMENTS. In the event of any change in the outstanding common stock of the Company by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall adjust he number of Shares of common stock which may be issued under the Plan and shall provide for an equitable adjustment of any outstanding Award or Shares issuable pursuant to an outstanding Award under this Plan.

20. DELEGATION. The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by, Participants who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

21. AMENDMENT. The Board of the Company may amend the Plan at any time, except that without shareholder approval, the Board may not increase the maximum number of shares which may be issued under the Plan (other than increases pursuant to Section 19 hereof), extend the period during which any Award may be exercised, extend the term of the Plan or change the price at which a Option may be granted. The termination or any modification or amendment of the Plan shall not, without the consent of a Participant, affect a Participant's rights under an Award previously granted. No amendment shall be made without shareholder approval if such approval is necessary to comply with applicable tax or regulatory requirements, including any requirements for exemptive relief under Section 16 of the Securities Exchange Act of 1934, as amended.

22. EFFECT ON PRIOR PLAN. Subject to shareholder approval of this Plan as elsewhere herein provided, the Prior Plan is hereby superseded and shall be of no further force and effect, subject to the following:

    a. All Options heretofore issued under the Prior Plan shall be taken into account for purposes of the aggregate limit of common shares subject to this Plan pursuant to Section 4 hereof;

    b. nothing in this Plan shall change the terms of any option heretofore granted under the Prior Plan in any respect that is adverse to any optionee or dilute or diminish the rights or privileges of any optionee with respect thereto; and

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    c. the Committee shall have authority in its absolute discretion to determine if any terms of this Plan that may be more favorable to optionees than any terms of the Prior Plan, in respect of Options heretofore granted thereunder, shall apply to such Options, provided that any such determination shall be made on a non-discriminatory basis.

23. EFFECT ON OTHER PLAN. Participation in this Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company and any Awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided.

24. DURATION OF THE PLAN. The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Shares or the payment of cash, but no Award shall be granted more than ten years after the date the Plan is adopted by the Company.

25. FUNDING OF THE PLAN. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan and payment of Awards shall be subordinate to the claims of the Company's general creditors.

26. SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect. With respect to Section 16 Participants, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended. To the extent any provision of this Plan or actions by the Compensation Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Compensation Committee.

27. CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

28. HEADINGS. Headings are given to the Sections and subsections of the Plan solely as convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

29. GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

30. EFFECTIVE DATE. Subject to the provisions of Section 32, this Plan shall be effective on April 9, 1992.

31. TERM OF THE PLAN. No award shall be granted under the Plan after March 31, 2002, but unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

32. APPROVAL OF SHAREHOLDERS. Notwithstanding anything herein to the contrary, this Plan shall only be effective if it is approved by holders of a majority of the outstanding shares of common stock of the Company voting, in person or by proxy, at an Annual Meeting of Shareholders to be held in 1992. The Plan was amended by the Board of Directors on May 19, 1995, subject to approval by the shareholders at the 1995 Annual Meeting.

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